Exhibit 10-H



                            DONALDSON COMPANY, INC.

             INDEPENDENT DIRECTOR RETIREMENT AND DEATH BENEFIT PLAN

This Independent Director Retirement and Death Benefit Plan (the "Plan") has been adopted by the Board of Directors (the "Board") of Donaldson Company, Inc. (the "Company") as of August 1, 1987 (the "Effective Date").

1.   ELIGIBILITY

     Persons who were directors of the Company on the Effective Date, or who become directors of the Company after the Effective Date, and are neither employees of the Company or its subsidiaries nor former employees of the Company or its subsidiaries ("Participants") will become eligible to receive benefits as and to the extent provided under Sections 2 and 3 of the Plan.

2.   RETIREMENT OR OTHER TERMINATION: ELIGIBILITY

     When a Participant ceases to be a director of the Company because of (i) retirement, (ii) resignation, (iii) failure to be reelected to a succeeding term as a director following expiration of the director's term of office;
     (iv) involuntary termination other than removal for cause, (v) death or
     (vi) disability, (in each of which events the directorship of the Participant is herein said to "Terminate"), the Participant shall be eligible to receive benefits hereunder, under the following conditions:

     (a) Before Participant has Completed five (5) full years of Service as a Director

     Benefits will be payable only in the event of the Participants's death while serving as a member of the Board.

     (b) After Participant has completed five (5) full years of Service as a Director

     Benefits will be payable under the following conditions:

          (1) Retirement Under Terms of the Donaldson Company, Inc. Directors' Retirement Policy

               Participant Terminates as a result of retirement as required under the terms of the Donaldson Company, Inc. Directors' Retirement Policy then in effect.

          (2)  Resignation

               Participant Terminates as a result of a voluntary resignation.

          (3)  Failure to be Reelected

               Participant Terminates by reason of his/her failure to be reelected to a succeeding term as a director when the Participant's term as director expires.

          (4)  Involuntary Termination

               Participant Terminates otherwise than by Participant's voluntary act, and otherwise than be removal for cause (i.e., proven dishonesty, gross misconduct or dereliction of duty) due to conflicts of interest such as outlined in the Company's Code of Conduct. A Participant may be required to Terminate because of the Company's entry into a new business, market, activity or relationship which, as determined by that Participant with the concurrence of the Board, creates a conflict between the pre-existing interests of the Participant and the interests of the Company.

          (5)  Death

               Participant Terminates by reason of death.

          (6)  Disability

               Participant Terminates following a determination by the Company's Board of Directors that Participant is unable to fulfill the duties of a director of the Company by reason of disability, however caused.

3.   BENEFIT AMOUNT AND PAYMENTS

     (a)  Benefit Amount

          A Participant who becomes eligible to receive benefits under the Plan shall be entitled to a benefit equal to the final annual director retainer fee paid to that participant.

     (b)  Benefit Payments

          Payments of benefits ("Benefit Payments") to a Participant shall be made in equal annual installments over a period equal to the number of years of the Participant's service as a director of the Company or its subsidiaries up to a maximum of ten (10) years (for directors retiring after December 1, 1992 fifteen (15) years). Provided that if a Participant has completed five (5) full years of service, a partial year of service will be credited as a full year if .50 or greater.

          If the Participant elects, in writing at least one year prior to termination, a lump sum amount equal to the then present value of Benefit Payments determined in the same manner as set forth in sub section (iv) of this Section 3 but as of Participant's commencement date as hereinafter provided, shall be paid within sixty (60) days after the commencement date. The election may be made or changed anytime while a director; provided, that the election shall be irrevocable after a date one year prior to termination.

          Exception:

          A Participant who terminates because of death shall be credited with a full fifteen (15) years of service regardless of that Participant's period of service as a director of the Company or its subsidiaries.

          Benefits will commence on the later of:

          (i) the January 1 next following the date on which the Participant Terminates; or

          (ii) for terminated Participants, the January 1 next following the date on which (a) the Participant attains age sixty-five (65) or
               (b) (if earlier) the Participant dies;

          except that:

          (iii) benefits to a Participant who Terminates upon a determination of disability under Section 2(b) (2) shall become payable commencing the January 1 next following the date on which the Participant Terminates, notwithstanding that the Participant has not attained age sixty-five (65) at that time; and

          (iv) benefits to be paid after a Participant's death shall be settled, if the Participant had so elected in writing, by payment to the Participant's designated beneficiary within sixty (60) days after death of a lump sum amount equal to the then present value of unpaid Benefit Payments determined by use of the immediate annuity rate being applied at the date of the Participant's death by the Pension Benefit Guaranty Corporation. If not so elected, any remaining installments will be paid to the Participant's designated beneficiary.

               Notwithstanding anything to the contrary, the Board in its sole and absolute discretion may at any time and for any reason elect to accelerate all or any portion of the Benefit Payments payable to (or with respect to) all or less than all of the Participants.

4.   ADMINISTRATION

     (a)  Taxes

          The Company shall withhold federal, state or local taxes from Benefit Payments to the extent required by law.

     (b)  Non-Funded

          The Company's obligations under the Plan shall be an unfunded and unsecured promise to pay. Any assets which the Company may acquire to help meet its financial liabilities are and remain general assets of the Company subject to the claims of its creditors. The company does not give,nor does any Participant receive, any beneficial ownership interest in any asset of the Company.

     (c)  Continuation of Directorship

          The Plan shall not be deemed to give any Participant the right to continue as a director of the Company.


     (d)  Payments After Death

          Upon a Participant's death, any Benefit Payments (including a lump-sum settlement elected under Section 3(b) (iv) payable with respect to that Participant, whether or not such payment had commenced, shall be paid to the beneficiary or beneficiaries who had been designated in writing to the Company by said Participant, or if such designation had been made, to said Participant's estate.

     (e)  Payments Due Incompetents or Minors

          If the Board determines that any person to whom a payment is due hereunder is unable to care for his or her affairs because of physical or mental disability, or that such person is a minor, the Company shall have the authority to cause payments becoming due to such person to be made for the benefit of such person to any individual or entity deemed appropriate by the Company without responsibility of the Company to see to the application of such payments and in complete discharge of the obligations of the Company under the Plan.

     (f)  Assignability

          Except insofar as this provision may be contrary to applicable law, no sale, transfer, alienation, assignment, pledge, collateralization, or attachment of any benefits under the Plan shall be valid or recognized by the Company.

     (g)  Amendment and Termination

          The Board necessarily reserves the right to amend the Plan from time to time, or to terminate the Plan at any time, except that, notwithstanding such amendment or termination, each Participant shall receive Benefit Payments at least equivalent to

          (i) Benefit Payments the first of which become payable to or with respect to the Participant under the Plan prior to the date of amendment or termination (whether or not such first payment had been made); or

          (ii) Benefit Payments none of which had become payable prior to the date of amendment or termination but to which the Participant had become entitled prior to such date because the Participant had Terminated; or

          (iii) Benefit Payments to which the Participant later would have become entitled when the Participant Terminates, and which would have become payable to the Participant, if (a) the Plan had provided that the Participant receives credit under Section 3(b) hereof only for years of service as a director of the Company or its subsidiaries completed up to the date of amendment or termination, and (b) the Plan had not been terminated or amended (otherwise than to incorporate the assumption in (a) of this clause (iii)).

     (h)  Governing Law

          The Plan shall be governed by the laws of the State of Minnesota to the extent not superseded by federal law.

     (i)  Company

          The term "Company" as used in the Plan shall include any successor to the Company by reason of merger, consolidation, the purchase of all or substantially all of the Company's assets, or otherwise.



                            DONALDSON COMPANY, INC.
             INDEPENDENT DIRECTOR RETIREMENT AND DEATH BENEFIT PLAN
                            BENEFICIARY DESIGNATIONS

                                                               ________________
                                                                    Date


TO:  CHAIRMAN OF THE BOARD

     I hereby designate the following as my beneficiary or beneficiaries as provided for in the Donaldson company, Inc., Independent Director Retirement and Death Benefit Plan to receive my account under said Plan in the event of my death. I revoke all beneficiary designations previously executed by me under the Plan.

1.   _______________________      _____________     ______________________
             Full Name              Relation        Social Security Number

2.   _______________________      _____________     ______________________
             Full Name              Relation        Social Security Number

3.   _______________________      _____________     ______________________
             Full Name              Relation        Social Security Number

4.   _______________________      _____________     ______________________
             Full Name              Relation        Social Security Number

     I direct that the beneficiaries named above who are living at my death receive my account in the following manner:

       ___ The entire account to person No. 1, if living. If person No. 1 is not living, then to person No. 2, etc.

       ___ To person No. 1, if living. If person No. 1 is not living, then to persons No.___ and ___ then living, in equal amounts.

       ___     To persons No.___ and ___ then living, in equal amounts.

     I elect that payment be made to my designated beneficiary or beneficiaries as follows:

       ___ Within sixty (60) days after death of a lump sum amount equal to the then present value of unpaid Benefit Payments determined by use of the immediate annuity rate being applied at the date of my death by the Pension Benefit Guaranty Corporation.

       ___     In annual installments.
                                                     ___________________________
                                                               Signature

__________________________                           ___________________________
        Witness